Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter and Year End 2014 Results

Wakefield, MA—February 17, 2015—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $27.5 million or $0.27 per share for the fourth quarter ended December 31, 2014; and FFO of $112.5 million or $1.12 per share for the full year ended December 31, 2014. Net income was $4.3 million or $0.04 per share for the fourth quarter ended December 31, 2014 and $13.1 million or $0.13 per share for the year ended December 31, 2014.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended December 31,			Year Ended December 31,
(in 000's except per share data)	2014	2013	Increase (Decrease)	2014	2013	Increase (Decrease)

Net Income	$4,295	$6,591	$(2,296)	$13,148	$19,827	$(6,679)

FFO	$27,525	$29,220	$(1,695)	$112,462	$100,832	$11,630
Per Share Data:
EPS	$0.04	$0.07	$(0.03)	$0.13	$0.21	$(0.08)
FFO	$0.27	$0.29	$(0.02)	$1.12	$1.07	$0.05

Weighted average shares (diluted)	100,187	100,187	—	100,187	93,855	6,333

Comparing results for the fourth quarter of 2014 to the same period in 2013, FFO decreased $1.7 million or $0.02 per share to $27.5 million or $0.27 per share in 2014. The FFO decrease was primarily from lower property income and higher personnel expenses, which were partially offset by lower interest expense for the quarter. Interest expense was lower as a result of lower spreads on our revolving line of credit that was amended on October 29, 2014 and from lower amounts outstanding during the fourth quarter of 2014 compared to the fourth quarter of 2013. Net Income and EPS was $4.3 million or $0.04 per share for the fourth quarter of 2014 compared to a net income of $6.6 million or $0.07 per share for the fourth quarter of 2013.

Comparing results for the year ended December 31, 2014 to the same period in 2013, FFO increased $11.6 million or $0.05 per share to $112.5 million or $1.12 per share. The FFO increase was primarily from higher property income from acquisitions made during 2013. These increases were partially offset by higher interest and personnel related expenses in 2014 compared to 2013. Interest expense was higher because we entered into a term loan on August 26, 2013, which is included in the full year results of 2014 and was outstanding for only a portion of 2013. Net Income and EPS was $13.1 million or $0.13 per share for the year ended December 31, 2014 compared to a net income of $19.8 million or $0.21 per share for the same period in 2013.

George J. Carter, President and CEO, commented as follows:

“For the fourth quarter of 2014, FSP's funds from operations, or FFO, totaled approximately $27.5 million or $0.27 per share. For the full year 2014, FSP's FFO totaled approximately $112.5 million or $1.12 per share, a 4.7% increase per share over full year 2013. FSP has grown its per share FFO over 33% during the last four years. Dividend distributions declared for the fourth quarter of 2014 were approximately $19.0 million or $0.19 per share. Our directly-owned real estate portfolio of 38 properties, totaling approximately 9.6 million square feet, was approximately 92.8% leased as of December 31, 2014, and our comparative same-store growth totaled approximately 2.2% for the full year 2014.

During the fourth quarter of 2014, we completed the disposition of our "Centennial" property located in Colorado Springs, Colorado for approximately $15,500,000. A gain of $940,000 was realized as a result of the sale. Centennial is a110,405 square foot single story "flex" suburban office property that has been owned by FSP or an FSP affiliate for over 14 years. It was our only property in Colorado Springs. Currently, we are considering disposal of several of our other suburban office assets that we believe are no longer core to our long-term strategy. Also, in the fourth quarter, a single asset REIT affiliate of FSP, "FSP Highland Place I Corp." (or “Highland”), completed the sale of its suburban office property located in the greater Denver, Colorado area. Our outstanding loan with Highland totaling $3,395,000, which was secured by a first mortgage on the Highland Place property, was repaid in full.

We acquired no additional office properties in 2014 primarily because market pricing metrics on properties we were interested in were too elevated to conform to our underwriting criteria. However, as 2015 begins, we are actively pursuing a number of new property acquisition opportunities within our primary markets. We anticipate additional property acquisitions this year. We are also busy trying to finalize potential anchor tenants/leases for our anticipated 2016 development effort in downtown Minneapolis, Minnesota at 801 Marquette Avenue South, and hope to be able to announce the size and scope of this project later this year.

As we begin 2015, our property portfolio is operating smoothly with existing and known upcoming vacancy square footage actively being marketed to multiple potential tenants. We look forward with anticipation to 2015 and beyond.”

Dividend Update

On January 9, 2015, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended December 31, 2014 of $0.19 per share of common stock that will be paid on February 12, 2015 to stockholders of record on January 23, 2015.

FFO Guidance

Our full year FFO guidance for 2015 is updated to be in the range of $1.03 to $1.08 per diluted share. This guidance (a) excludes the impact of future acquisitions, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions. We will update guidance quarterly in our earnings releases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of December 31, 2014. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule H. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. Management also believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2014	2013	2014	2013

Net income	$4,295	$6,591	$13,148	$19,827
Gain on sale of assets, less applicable income tax	(940)	(2,158)	(940)	(2,158)
GAAP loss from non-consolidated REITs	269	543	1,760	1,358
FFO from non-consolidated REITs	652	346	1,930	2,148
Depreciation & amortization	23,249	23,886	96,550	79,090
NAREIT FFO	27,525	29,208	112,448	100,265
Acquisition costs of new properties	—	12	14	568
Funds From Operations (FFO)	$27,525	$29,220	$112,462	$100,833

Per Share Data
EPS	$0.04	$0.07	$0.13	$0.21
FFO	$0.27	$0.29	$1.12	$1.07

Weighted average shares (basic and diluted)	100,187	100,187	100,187	93,855

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 18, 2015 at 10:00 a.m. (ET) to discuss the fourth quarter 2014 results. To access the call, please dial 1-877-507-4376. Internationally, the call may be accessed by dialing 1-412-317-6014. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results
Supplementary Schedule A
Condensed Consolidated Income (Loss) Statements
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013

Revenue:
Rental	$61,022	$61,307	$243,341	$206,926
Related party revenue:
Management fees and interest income from loans	1,465	1,717	6,241	6,646
Other	2	—	101	64
Total revenue	62,489	63,024	249,683	213,636

Expenses:
Real estate operating expenses	16,334	15,223	62,032	51,100
Real estate taxes and insurance	9,288	8,912	36,857	31,616
Depreciation and amortization	23,174	23,976	95,915	78,839
Selling, general and administrative	3,492	2,698	12,983	11,911
Interest	6,483	7,198	27,433	21,054

Total expenses	58,771	58,007	235,220	194,520

Income before interest income, equity in losses of
non-consolidated REITs and taxes	3,718	5,017	14,463	19,116
Interest income	1	6	3	16
Equity in losses of non-consolidated REITs	(269)	(543)	(1,760)	(1,358)
Gain on sale of property, less applicable income tax	940	—	940	—

Income before taxes on income	4,390	4,480	13,646	17,774
Taxes on income	95	128	498	480

Income from continuing operations	4,295	4,352	13,148	17,294

Discontinued operations:
Income from discontinued operations, net of income tax	—	81	—	375
Gain on sale of property, less applicable income tax	—	2,158	—	2,158
Total discontinued operations	—	2,239	—	2,533

Net income	$4,295	$6,591	$13,148	$19,827

Weighted average number of shares outstanding, basic and diluted	100,187	100,187	100,187	93,855

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.04	$0.04	$0.13	$0.18
Discontinued operations	—	0.03	—	0.03
Net income per share, basic and diluted	$0.04	$0.07	$0.13	$0.21

Franklin Street Properties Corp. Financial Results
Supplementary Schedule B
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,
(in thousands, except share and par value amounts)	2014	2013
Assets:
Real estate assets:
Land	$183,930	$185,479
Buildings and improvements	1,604,984	1,603,941
Fixtures and equipment	1,677	1,170
	1,790,591	1,790,590
Less accumulated depreciation	266,284	222,252
Real estate assets, net	1,524,307	1,568,338
Acquired real estate leases, less accumulated amortization
of $101,838 and $69,848, respectively	138,714	183,454
Investment in non-consolidated REITs	78,611	80,494
Cash and cash equivalents	7,519	19,623
Restricted cash	742	643
Tenant rent receivables, less allowance for doubtful accounts
of $325 and $50, respectively	4,733	5,102
Straight-line rent receivable, less allowance for doubtful accounts
of $162 and $135, respectively	47,021	42,261
Prepaid expenses and other assets	10,292	10,506
Related party mortgage loan receivables	93,641	99,746
Other assets: derivative asset	3,020	5,321
Office computers and furniture, net of accumulated depreciation
of $1,036 and $747, respectively	609	709
Deferred leasing commissions, net of accumulated amortization
of $16,944 and $15,031, respectively	27,181	27,837
Total assets	$1,936,390	$2,044,034
	`
Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$268,000	$306,500
Term loans payable	620,000	620,000
Accounts payable and accrued expenses	42,561	44,137
Accrued compensation	3,758	2,985
Tenant security deposits	4,248	4,027
Other liabilities: derivative liability	7,268	2,044
Acquired unfavorable real estate leases, less accumulated amortization of $8,687 and $6,926, respectively	10,908	14,175
Total liabilities	956,743	993,868

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive income (loss)	(4,248)	3,277
Accumulated distributions in excess of accumulated earnings	(289,671)	(226,677)
Total stockholders’ equity	979,647	1,050,166
Total liabilities and stockholders’ equity	$1,936,390	$2,044,034

Franklin Street Properties Corp. Financial Results
Supplementary Schedule C
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
(in thousands)	2014	2013	2012
Cash flows from operating activities:
Net income	$13,148	$19,827	$7,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	97,916	81,267	57,500
Amortization of above market lease	635	(365)	71
Gain (loss) on sale of properties, less applicable income tax	(940)	(2,158)	14,826
Equity in earnings of non-consolidated REITs	1,760	1,358	(2,033)
Distributions from non-consolidated REITs	—	—	705
Increase (decrease) in allowance for doubtful accounts	275	(1,250)	65
Changes in operating assets and liabilities:
Restricted cash	(99)	(68)	(82)
Tenant rent receivables	94	(2,103)	(354)
Straight-line rents	(4,737)	(5,782)	(4,464)
Lease acquisition costs	(440)	(1,146)	(2,520)
Prepaid expenses and other assets	700	(1,547)	(328)
Accounts payable, accrued expenses and other items	206	11,137	3,717
Accrued compensation	773	445	318
Tenant security deposits	222	1,538	481
Payment of deferred leasing commissions	(6,347)	(9,125)	(5,179)
Net cash provided by operating activities	103,166	92,028	70,356

Cash flows from investing activities:
Property acquisitions	—	(454,447)	(167,812)
Property improvements, fixtures and equipment	(18,370)	(19,120)	(15,824)
Office computers and furniture	(191)	(355)	(232)
Acquired real estate leases	—	(100,143)	(37,302)
Investment in non-consolidated REITs	—	4,858	(1)
Distributions in excess of earnings from non-consolidated REITs	107	108	2,105
Investment in related party mortgage loan receivable	(11,170)	(8,200)	(74,580)
Repayment of related party mortgage receivable	17,275	2,350	121,200
Proceeds received on sales of real estate assets	14,192	12,301	157
Net cash provided by (used in) investing activities	1,843	(562,648)	(172,289)

Cash flows from financing activities:
Distributions to stockholders	(76,142)	(69,588)	(63,032)
Proceeds from equity offering	—	241,500	—
Offering costs	—	(10,818)	—
Borrowings under bank note payable	15,000	160,000	294,750
Repayments of bank note payable	(53,500)	(70,250)	(527,000)
Borrowing of term loan payable	—	220,000	400,000
Deferred financing costs	(2,471)	(1,868)	(5,331)
Net cash provided by (used in) financing activities	(117,113)	468,976	99,387
Net decrease in cash and cash equivalents	(12,104)	(1,644)	(2,546)
Cash and cash equivalents, beginning of year	19,623	21,267	23,813
Cash and cash equivalents, end of year	$7,519	$19,623	$21,267

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2015	710,649	7.4%
2016	962,093	10.0%
2017	1,059,927	11.1%
2018	944,323	9.9%
2019	1,606,640	16.8%
Thereafter (2)	4,296,425	44.8%
	9,580,057	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 688,936 square feet of current vacancies.

(dollars & square feet in 000's)	As of December 31, 2014
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$ 393,054	25.8%	2,539	26.5%
Colorado	5	436,166	28.6%	2,010	21.0%
Georgia	3	221,383	14.5%	1,396	14.6%
Virginia	4	96,028	6.3%	685	7.1%
Minnesota	2	43,373	2.9%	628	6.6%
Missouri	3	62,111	4.1%	477	5.0%
North Carolina	3	63,683	4.2%	431	4.5%
Illinois	2	46,295	3.0%	372	3.9%
Maryland	1	52,103	3.4%	325	3.4%
Florida	1	43,081	2.8%	213	2.2%
Indiana	1	32,819	2.2%	205	2.1%
California	2	20,393	1.3%	182	1.9%
Washington	1	13,818	0.9%	117	1.2%
	38	$ 1,524,307	100.0%	9,580	100.0%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Recurring Capital Expenditures
Owned Portfolio
(in thousands)	For the Three Months Ended				Year ended
	31-Mar-14	30-Jun-14	30-Sep-14	31-Dec-14	31-Dec-14

Tenant improvements	$1,132	$1,837	$2,612	$4,244	$9,825
Deferred leasing costs	1,080	2,786	577	1,405	5,848
Non-investment capex	364	1,621	700	851	3,536
	$2,576	$6,244	$3,889	$6,500	$19,209

	For the Three Months Ended:				Year ended
	31-Mar-13	30-Jun-13	30-Sep-13	31-Dec-13	31-Dec-13

Tenant improvements	$1,724	$5,094	$4,594	$2,993	$14,405
Deferred leasing costs	2,812	909	3,821	1,498	9,040
Non-investment capex	482	707	498	1,179	2,866
	$5,018	$6,710	$8,913	$5,670	$26,311

Square foot & leased percentages	December,	December 31,
	2014	2013

Owned portfolio of commercial real estate
Number of properties	38	39
Square feet	9,580,057	9,685,285
Leased percentage	92.8%	94.1%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,395,780	1,395,500
Leased percentage	71.3%	64.1%

Single Asset REITs (SARs) managed
Number of properties	8	12
Square feet	1,897,801	3,067,199
Leased percentage	84.7%	87.4%

Total owned, investments & managed properties
Number of properties	48	53
Square feet	12,873,638	14,147,984
Leased percentage	89.3%	89.7%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Dec-14	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	860,709	62.5%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	85.5%	27.0%
			1,395,780	71.3%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F
Percentage of Leased Space
(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	30-Sep-14	Leased (2)	31-Dec-14	Leased (2)

1	PARK SENECA	Charlotte, NC	109,674	88.4%	88.2%	92.1%	91.0%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	-	97.3%	97.3%	Sold December 3, 2014
5	MEADOW POINT	Chantilly, VA	138,537	92.6%	92.6%	92.6%	92.6%
6	TIMBERLAKE	Chesterfield, MO	232,766	98.3%	98.3%	98.3%	98.3%
7	FEDERAL WAY	Federal Way, WA	117,010	56.5%	56.5%	57.1%	57.3%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	91.0%	91.0%	91.0%	91.0%
10	PARK TEN	Houston, TX	157,460	80.3%	80.3%	63.1%	68.8%
11	MONTAGUE	San Jose, CA	145,951	81.1%	81.1%	81.1%	81.1%
12	ADDISON	Addison, TX	293,926	95.3%	96.0%	89.6%	93.4%
13	COLLINS CROSSING	Richardson, TX	300,472	99.5%	99.5%	99.5%	99.5%
14	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	97.6%	97.0%	100.0%	99.7%
16	LIBERTY PLAZA	Addison, TX	218,934	96.0%	96.0%	90.6%	93.2%
17	INNSBROOK	Glen Allen, VA	298,456	99.9%	99.9%	99.9%	99.9%
18	380 INTERLOCKEN	Broomfield, CO	240,185	95.8%	95.8%	95.8%	95.8%
19	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,050	100.0%	100.0%	100.0%	100.0%
22	ONE OVERTON PARK	Atlanta, GA	387,267	98.9%	98.9%	86.3%	90.7%
23	390 INTERLOCKEN	Broomfield, CO	241,516	71.2%	70.5%	72.3%	72.0%
24	EAST BALTIMORE	Baltimore, MD	325,445	81.2%	81.2%	81.9%	81.9%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	136,658	92.0%	97.3%	92.0%	92.0%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	475,012	90.8%	90.6%	91.2%	90.9%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	97.9%	97.9%
35	ONE RAVINIA DRIVE	Atlanta, GA	386,603	93.7%	93.7%	95.2%	94.7%
36	WESTCHASE I & II	Houston, TX	629,025	97.3%	97.3%	97.7%	97.7%
37	1999 BROADWAY	Denver, CO	676,379	87.6%	89.6%	88.9%	88.4%
38	999 PEACHTREE	Atlanta, GA	621,946	97.8%	95.4%	97.7%	97.9%
39	1001 17th STREET	Denver, CO	655,420	81.1%	82.2%	84.8%	82.3%

	TOTAL WEIGHTED AVERAGE (3)		9,580,057	93.3%	93.4%	92.8%	93.0%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.

(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

(3) Totals for Q3 include Centennial, which was sold on December 3, 2014.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Largest 20 Tenants – FSP Owned Portfolio
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of December 31, 2014
			% of
	Tenant	Sq Ft	Portfolio
1	TCF National Bank	263,111	2.8%
2	Quintiles Transnational Corp	259,531	2.7%
3	CITGO Petroleum Corporation	248,399	2.6%
4	Sutherland Asbill Brennan LLP	243,839	2.5%
5	Newfield Exploration Company	234,495	2.4%
6	US Government (a)	224,427	2.3%
7	Burger King Corporation	212,619	2.2%
8	Denbury Onshore, LLC	202,600	2.1%
9	RGA Reinsurance Company (b)	197,354	2.1%
10	SunTrust Bank (c)	182,888	1.9%
11	Citicorp Credit Services, Inc	176,848	1.9%
12	C.H. Robinson Worldwide, Inc	153,028	1.6%
13	T-Mobile South, LLC dba T-Mobile	151,792	1.6%
14	Houghton Mifflin Harcourt Publishing Company	150,050	1.6%
15	Petrobras America, Inc.	144,813	1.5%
16	Murphy Exploration & Production Company	144,677	1.5%
17	Argo Data Resource Corporation	140,246	1.5%
18	Monsanto Company	127,778	1.3%
19	Federal National Mortgage Association	123,144	1.3%
20	Vail Corp d/b/a Vail Resorts (d)	122,232	1.3%
	Total	3,703,871	38.7%

(a) Includes 180,444 and 5,090 square feet which expire in 2018 & 2016, respectively. The remaining 38,893 square feet expire between 2015 - 2020.

(b) Lease expired and tenants vacated on December 31, 2014. As of January 1, 2015, Kaiser Foundation Health Plan will become the 20th largest tenant with 120,979 square feet.

(c) Includes 55,388 square feet which expires October 31, 2016. The remaining 127,500 square feet expires September 30, 2021.

(d ) Includes 38,293 square feet which expires March 31, 2019. The remaining 83,939 square feet expires March 31, 2023.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.